OFFICE OF THE SECRETARY OF STATE

                                STATE OF OKLAHOMA

                      [GREAT SEAL OF THE STATE OF OKLAHOMA]



                          CERTIFICATE OF INCORPORATION

         WHEREAS, the Certificate of Incorporation of

                            EMTC INTERNATIONAL, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

         NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the State of Oklahoma.

                                                     Filed in the City of
                                                     Oklahoma City this 12th day
                                                     of March, 2002.

[SEAL]
                                                     /s/ Mike Hunter
                                                     ---------------------
                                                     Secretary of State

                                                     /s/ Deputy
                                                     ---------------------

                          Certificate of Incorporation
                                       of

                            EMTC International, Inc.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     THE UNDERSIGNED, Thomas J. Kenan, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, hereby certifies:

     1.   Name. The name of the corporation is:
          ----

                            EMTC International, Inc.

     2. Registered Office. The address of its registered office in the State of
        -----------------
Oklahoma, County of Oklahoma, is 3535 Northwest 58th Street, Suite 770, Oklahoma City, Oklahoma 73112; and the name of its registered agent at that address is George W. Cole.

     3. Purpose. The purpose of the corporation is to engage in any lawful act
        -------
or activity for which corporations may be organized under the Oklahoma General Corporation Act.

     4. Capital Stock. The Corporation is authorized to issue two classes of
        -------------
stock, both of which shall be voting. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

     The total number of shares of stock of each class which the corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

                                                     Number of
                                     Par             Authorized
         Class                      Value            Shares                     Total
         -----                      -----            ------                     ------
         Common                     $0.001           40,000,000                 $40,000
         Preferred                  $0.001           10,000,000                  10,000
                                                     ----------                 --------
         Totals:                                     50,000,000                 $50,000

     5. Incorporator. The name and address of the single incorporator is Thomas
        ------------
J. Kenan, 201 Robert S. Kerr Avenue, Suite 1000, Oklahoma City, Oklahoma 73102.

     6. Bylaws. The Bylaws of the corporation may be adopted, amended, or
        ------
repealed by the Board of Directors without the assent or vote of the stockholders.

     7. Directors. The number of directors of the Corporation shall be such as
        ---------
from time to time shall be fixed by, or in the manner provided in, the Bylaws. Elections of directors need not be by ballot unless the Bylaws so provide.

     8. Indemnification. The corporation shall, to the full extent permitted by
        ---------------
Section 1031 of the Oklahoma General Corporation Act, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     9. Amendment. The corporation reserves the right to amend, alter, change or
        ---------
repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     10. Compromise or Arrangement by Corporation with Creditors or
         ----------------------------------------------------------
Shareholders. Whenever a compromise or arrangement is proposed between the
------------
Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of the Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 106 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 100 of the Act, may order a meeting of the creditors or class of creditors, or of the shareholders or class of shareholders of the Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, of the Corporation, as the case may be, and also on the Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand the 12th day of March, 2002, and acknowledge that this certificate is my act and deed and that the facts stated herein are true.

                                 /s/ Thomas J. Kenan
                                 ------------------------------
                                     Thomas J. Kenan